Exhibit 99.1
Masimo Reports Third Quarter 2015 Financial Results
and Announces New Five Million Share Repurchase Plan
Q3 2015 Highlights (compared to Q3 2014):

■	Total revenue, including royalties, rose 5.9% to $152.6 million
■	Product revenue rose 5.4% to $144.6 million
■	Masimo rainbow® revenue rose 29.7% to $17.1 million
■	SET® and rainbow® SET® units shipments were 45,800
■	GAAP net income of $19.3 million, or $0.36 per diluted share versus $14.9 million or $0.27 per diluted share in the year-ago period
■	Non-GAAP net income of $21.3 million, or $0.40 per diluted share versus $15.2 million or $0.28 per diluted share in the year-ago period
Irvine, California, November 5, 2015 - Masimo (NASDAQ: MASI) today announced its financial results for the third quarter ended October 3, 2015.
Third quarter 2015 product revenues rose 5.4% to $144.6 million, compared to $137.1 million for the third quarter of fiscal year 2014, and total revenue, including royalties, rose 5.9% to $152.6 million, up from $144.1 million for the third quarter of fiscal year 2014. The unfavorable effect of foreign currency movements reduced third quarter product revenues by approximately $4.8 million.
The company’s worldwide direct product revenue in the third quarter of 2015 rose by 3.5% compared to the same period in 2014 and represented 84.7% of product revenue. OEM sales, which accounted for 16.9% of product revenue, rose by 16.0% to $24.4 million in the third quarter of 2015 compared to the same period in 2014. Revenue from sales of Masimo rainbow® products rose by 29.7% to $17.1 million in the third quarter of 2015, compared to the same period in 2014.
GAAP net income for the third quarter of 2015 was $19.3 million, or $0.36 per diluted share, compared to GAAP net income of $14.9 million, or $0.27 per diluted share, in the third quarter of 2014. Non-GAAP net income for the third quarter was $21.3 million, or $0.40 per diluted share, versus non-GAAP net income of $15.2 million or $0.28 per diluted share in the year-ago period. During the third quarter of 2015, the company shipped 45,800 SET® pulse oximetry and rainbow® Pulse CO-Oximetry™ units, excluding handheld units. Masimo estimates its worldwide installed base as of October 3, 2015 to be 1,390,000 units, up 7.8% from 1,289,000 units as of September 27, 2014.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “Our third quarter results reflect the continued demand for our SET® Pulse Oximetry technology and our emerging rainbow® SET® Pulse CO-Oximetry technology. We are happy to be able to report record quarterly driver shipments and rainbow revenues, and another quarter of strong year-over-year earnings growth. Our underlying technology strength, along with our continued focus on value engineering and expense management, continue to make us confident about the financial leverage in our business model.”
During the nine month period ended October 3, 2015, the company generated $53.5 million in cash from operations and as of October 3, 2015, total cash and cash investments were $103.6 million compared to $134.5 million as of January 3, 2015. Also, during the nine month period ended October 3, 2015, the company repurchased approximately 3.5 million shares of stock for $130.2 million, including approximately 1.2 million shares in the quarter ended October 3, 2015 for $48.5 million. These repurchases complete the original 9.0 million share stock repurchase plan authorized by the Board in 2013. Today, Masimo is also announcing the Board’s authorization of a new 5.0 million share stock repurchase plan.

2015 Financial Guidance
Masimo today is updating its 2015 financial guidance. Masimo now expects fiscal 2015 total revenues to be approximately $627 million, up from $621 million. Total fiscal 2015 product revenues are now expected to be approximately $597 million, up from $592 million, while royalty revenues are now expected to be $30 million, up from $29 million. Masimo now also expects its fiscal 2015 GAAP earnings per diluted share to be $1.49, up from $1.43 and expects non-GAAP earnings per diluted share to be approximately $1.67, up from $1.61. Masimo will provide additional financial information during the conference call today. Each of the components of Masimo’s guidance set forth above is an estimate only and actual performance could differ.
Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the company’s website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 64862474. After the live webcast, the call will be available on Masimo’s website through December 4, 2015. In addition, a telephonic replay of the call will be available through November 19, 2015. The replay dial-in numbers are (800) 585-8367 for domestic callers and +1 (855) 859-2056 for international callers. Please use reservation code 64862474.
About Masimo
Masimo (NASDAQ: MASI) is the global leader in innovative noninvasive monitoring technologies that significantly improve patient care-helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through-Motion and Low-Perfusion pulse oximetry, known as Masimo SET®, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies have shown that Masimo SET® outperforms other pulse oximetry technologies, even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced rainbow SET® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and Pleth Variability Index (PVI®), in addition to SpO2, pulse rate, and perfusion index (PI). Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year 2015 total and product revenues and GAAP and non-GAAP earnings per diluted share; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow® SET® products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 858-7001
ekammerman@masimo.com	irenap@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI are trademarks or registered trademarks of Masimo Corporation

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	October 3, 2015	January 3, 2015
ASSETS
Current assets
Cash and cash equivalents	$103,581	$134,453
Accounts receivable, net of allowance for doubtful accounts	75,465	71,017
Inventories	73,311	69,718
Prepaid income taxes	5,420	417
Other current assets	21,710	21,471
Deferred tax assets	18,062	18,065
Total current assets	297,549	315,141
Deferred cost of goods sold	67,891	67,485
Property and equipment, net	128,569	101,952
Intangible assets, net	27,883	27,771
Goodwill	20,452	20,979
Deferred tax assets	24,124	24,193
Other assets	11,318	7,485
Total assets	$577,786	$565,006
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$28,735	$38,045
Accrued compensation	31,734	33,600
Accrued liabilities	24,096	24,541
Income taxes payable	2,481	6,562
Deferred revenue	24,647	21,067
Current portion of capital lease obligations	80	79
Total current liabilities	111,773	123,894
Deferred revenue	337	453
Long term debt	190,100	125,145
Other liabilities	7,342	7,773
Total liabilities	309,552	257,265
Commitments and contingencies
Equity
Masimo Corporation stockholders’ equity:
Common stock	50	52
Treasury stock	(316,063)	(185,906)
Additional paid-in capital	325,128	288,686
Accumulated other comprehensive loss	(4,339)	(2,093)
Retained earnings	264,459	205,260
Total Masimo Corporation stockholders’ equity	269,235	305,999
Noncontrolling interest	(1,001)	1,742
Total equity	268,234	307,741
Total liabilities and equity	$577,786	$565,006

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Revenue:
Product	$144,603	$137,142	$439,572	$402,868
Royalty	7,972	6,976	23,266	21,988
Total revenue	152,575	144,118	462,838	424,856
Cost of goods sold	50,343	47,894	154,600	143,236
Gross profit	102,232	96,224	308,238	281,620
Operating expenses:
Selling, general and administrative	59,607	62,064	182,072	179,533
Research and development	14,485	14,213	42,808	41,552
Litigation award and defense costs	—	(2,321)	—	(10,331)
Total operating expenses	74,092	73,956	224,880	210,754
Operating income	28,140	22,268	83,358	70,866
Non-operating (expense) income	(1,050)	(566)	(2,022)	(43)
Income before provision for income taxes	27,090	21,702	81,336	70,823
Provision for income taxes	9,161	5,568	24,889	18,246
Net income including noncontrolling interest	17,929	16,134	56,447	52,577
Net loss (income) attributable to the noncontrolling interest	1,396	(1,271)	2,752	(1,280)
Net income attributable to Masimo Corporation stockholders	19,325	14,863	59,199	51,297

Net income per share attributable to Masimo Corporation stockholders:
Basic	$0.38	$0.28	$1.15	$0.92
Diluted	$0.36	$0.27	$1.10	$0.91

Weighted-average shares used in per share calculations:
Basic	50,974	53,988	51,653	55,521
Diluted	53,686	54,618	53,946	56,381
The following table presents details of the share-based compensation expense that is included in each functional line item in the condensed consolidated statements of income (in thousands):

	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Cost of goods sold	$79	$90	$270	$333
Selling, general and administrative	1,985	2,220	6,052	6,308
Research and development	639	265	1,810	1,143
Total	$2,703	$2,575	$8,132	$7,784

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Nine Months Ended
	October 3, 2015	September 27, 2014
Cash flows from operating activities:
Net income including noncontrolling interest	$56,447	$52,577
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	11,603	9,481
Share-based compensation	8,132	7,784
Loss on disposal of property and equipment	22	2
Provision for doubtful accounts	506	211
Provision for deferred income taxes	—	2,926
Income tax benefit from exercise of stock options granted prior to January 1, 2006	2,006	49
Excess tax (benefit) deficit from share-based compensation arrangements	(1,837)	74
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(5,048)	3,198
Increase in inventories	(3,755)	(6,306)
Increase in deferred cost of goods sold	(528)	(3,580)
Increase in prepaid income taxes	(5,003)	(685)
Increase in other assets	(4,140)	(4,793)
Decrease in accounts payable	(4,179)	(1,609)
(Decrease) increase in accrued compensation	(1,436)	1,181
(Decrease) increase in accrued liabilities	(276)	5,446
(Decrease) increase in income tax payable	(2,212)	558
Increase in deferred revenue	3,465	445
Decrease in other liabilities	(272)	(136)
Net cash provided by operating activities	53,495	66,823
Cash flows from investing activities:
Purchases of property and equipment, net	(40,520)	(66,847)
Increase in intangible assets	(3,085)	(2,779)
Net cash used in investing activities	(43,605)	(69,626)
Cash flows from financing activities:
Borrowings under line of credit	107,500	125,000
Repayments on line of credit	(42,500)	—
Debt issuance costs	—	(143)
Repayments of capital lease obligations	(81)	(105)
Proceeds from issuance of common stock	24,942	2,687
Payroll tax withholdings on behalf of employees for stock options	(472)	—
Excess tax benefit (deficit) from share-based compensation arrangements	1,837	(74)
Repurchases of common stock	(130,157)	(98,676)
Issuance (repurchases) of equity by noncontrolling interest, net of equity issued	4	(38)
Net cash (used in) provided by financing activities	(38,927)	28,651
Effect of foreign currency exchange rates on cash	(1,835)	(2,326)
Net (decrease) increase in cash and cash equivalents	(30,872)	23,522
Cash and cash equivalents at beginning of period	134,453	95,466
Cash and cash equivalents at end of period	$103,581	$118,988

MASIMO CORPORATION SUPPLEMENTAL NON-GAAP INFORMATION (unaudited in thousands, except percentages and per share amounts)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME ATTRIBUTABLE TO MASIMO SHAREHOLDERS:
	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
GAAP net income attributable to Masimo Corporation stockholders	$19,325	$14,863	$59,199	$51,297

Non-GAAP adjustments:
Constant currency F/X adjustments:
Product revenue	4,769	—	14,486	—
Cost of goods sold	(1,262)	—	(3,159)	—
Operating expenses	(1,724)	—	(5,648)	—
Non-operating income	(154)	—	673	—
Subtotal - Constant currency F/X adjustments	1,629	—	6,352	—

Amortization of acquisition-related intangible assets:
Cost of goods sold	114	114	343	343
Operating expenses	274	274	821	821
Subtotal - Amortization of acquisition-related intangible assets	388	388	1,164	1,164

Litigation awards, damages and defense costs:
Operating expenses	—	(2,321)	—	(10,331)
Noncontrolling interest	—	2,321	—	2,321
Subtotal - Litigation awards, damages and defense costs	—	—	—	(8,010)

Net tax impact of above items	(24)	(88)	(149)	2,813

Total non-GAAP adjustments	1,993	300	7,367	(4,033)

Non-GAAP net income attributable to Masimo Corporation stockholders	$21,318	$15,163	$66,566	$47,264

Net income per diluted share attributable to Masimo Corporation stockholders:
GAAP net income per diluted share	$0.36	$0.27	$1.10	$0.91
Non-GAAP Adjustments per diluted share	0.04	0.01	0.13	(0.07)
Non-GAAP net income per diluted share	$0.40	$0.28	$1.23	$0.84

RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE:
Fiscal Year Ending
January 2, 2016
GAAP EPS guidance	$1.49
Constant currency F/X adjustments	0.15
Amortization of acquisition-related intangible assets	0.03
Litigation awards, damages and defense costs	—
Net tax impact of above items	—
Total non-GAAP EPS adjustments	0.18
Non-GAAP EPS guidance	$1.67

Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the above table that are more fully described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the company may be different from the non-GAAP financial measures used by other companies.
The company has presented the following non-GAAP measures on a basis consistent with its historical presentation, to assist investors in understanding the company’s core net operating results on an on-going basis: (i) non-GAAP net income attributable to Masimo Corporation stockholders, (ii) non-GAAP product revenue, (iii) non-GAAP gross profit, (iv) non-GAAP operating expenses, (v) non-GAAP non-operating income (expense), (vi) non-GAAP noncontrolling interest, and (vii) non-GAAP net income per diluted share attributable to Masimo Corporation stockholders. These non-GAAP financial measures may also assist investors in making comparisons of the company’s core operating results with those of other companies. Management believes non-GAAP product revenue, non-GAAP gross profit, non-GAAP net income attributable to Masimo Corporation stockholders and non-GAAP net income per diluted share attributable to Masimo Corporation stockholders are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency F/X adjustments. Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. Similarly, certain of our product costs and operating expenses, and the related balance sheet payables and accruals, are denominated in foreign currencies other than the U.S. Dollar. These foreign currency revenues, costs and expenses, receivables, payables and accruals, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues, costs and expenses, receivables, payables and accruals by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and these related constant currency and other foreign exchange adjustments will continue to occur in future periods.
Amortization of acquisition-related intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.
Litigation awards, damages and defense costs. In connection with litigation proceedings arising in the course of our business, we have previously recorded expenses as a defendant in such proceedings in the form of damages and directly-related legal fees, as well as reversals of such damages and directly-related legal fee expenses upon a court vacating a prior award against us. In addition, we have also previously recorded recoveries of damages and directly-related legal fees as a plaintiff in litigation proceedings. We believe that exclusion of these expenses, expense reversals and recoveries is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses, expense reversals and recoveries are generally unrelated to our core business and/or infrequent in nature.

Reconciliations between the GAAP and non-GAAP amounts for each financial statement line item are as follows:

RECONCILIATION OF GAAP PRODUCT REVENUE TO NON-GAAP PRODUCT REVENUE:
	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
GAAP product revenue	$144,603	$137,142	$439,572	$402,868

Non-GAAP adjustments
Constant currency F/X adjustments	4,769	—	14,486	—
Total non-GAAP product revenue adjustments	4,769	—	14,486	—

Non-GAAP product revenue	$149,372	$137,142	$454,058	$402,868

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT:
	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
GAAP gross profit	$102,232	$96,224	$308,238	$281,620
GAAP product gross profit %	65.2%	65.1%	64.8%	64.4%
GAAP total gross profit %	67.0%	66.8%	66.6%	66.3%

Non-GAAP adjustments
Constant currency F/X adjustments	3,507	—	11,327	—
Amortization of acquisition-related intangible assets	114	114	343	343
Total non-GAAP gross profit adjustments	3,621	114	11,670	343

Non-GAAP gross profit	$105,853	$96,338	$319,908	$281,963
Non-GAAP product gross profit %	65.5%	65.2%	65.3%	64.5%
Non-GAAP total gross profit %	67.3%	66.8%	67.0%	66.4%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES:
	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
GAAP operating expenses	$74,092	$73,956	$224,880	$210,754

Non-GAAP adjustments
Constant currency F/X adjustments	1,724	—	5,648	—
Amortization of acquisition-related intangible assets	(274)	(274)	(821)	(821)
Litigation awards, damages and defense costs	—	2,321	—	10,331
Total non-GAAP operating expenses adjustments	1,450	2,047	4,827	9,510

Non-GAAP operating expenses	$75,542	$76,003	$229,707	$220,264

RECONCILIATION OF GAAP NON-OPERATING INCOME TO NON-GAAP NON-OPERATING INCOME:
	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
GAAP non-operating income (expense)	(1,050)	(566)	(2,022)	(43)

Non-GAAP adjustments
Constant currency F/X adjustments	(154)	—	673	—
Total non-GAAP non-operating income adjustments	(154)	—	673	—

Non-GAAP non-operating income (expense)	$(1,204)	$(566)	$(1,349)	$(43)

RECONCILIATION OF GAAP NONCONTROLLING INTEREST TO NON-GAAP NONCONTROLLING INTEREST:
	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
GAAP noncontrolling interest	1,396	(1,271)	2,752	(1,280)

Non-GAAP adjustments
Litigation awards, damages and defense costs	—	(2,321)	—	(2,321)
Tax impact of above items	—	(341)	—	(341)
Total non-GAAP noncontrolling interest adjustments	—	(2,662)	—	(2,662)

Non-GAAP noncontrolling interest	$1,396	$(3,933)	$2,752	$(3,942)

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO NON-GAAP NET INCOME PER DILUTED SHARE:
	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
GAAP net income per diluted share attributable to Masimo Corporation stockholders	$0.36	$0.27	$1.10	$0.91

Non-GAAP adjustments
Constant currency F/X adjustments	0.03	—	0.11	—
Amortization of acquisition-related intangible assets	0.01	0.01	0.02	0.02
Litigation awards, damages and defense costs	—	—	—	(0.14)
Net tax impact of above items	—	—	—	0.05
Total non-GAAP net income per diluted share adjustments	0.04	0.01	0.13	(0.07)

Non-GAAP net income per diluted share attributable to Masimo Corporation stockholders	$0.40	$0.28	$1.23	$0.84